UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 20, 2015, Royal Gold, Inc. (the “Company”) announced that its wholly owned subsidiary RGLD Gold AG (“RGLD Gold”) entered into a $175 million gold and silver stream transaction with New Gold Inc. (“New Gold”), for a percentage of the gold and silver production from its Rainy River Project in Ontario, Canada (the “Project”). The press release dated July 20, 2015 is furnished as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01	Other Events.

As discussed above under Item 7.01, RGLD Gold entered into a $175 million gold and silver stream transaction with New Gold on July 20, 2015. Pursuant to the stream transaction and subject to certain conditions, RGLD Gold will make $175 million in advance payments to New Gold, including a $100 million upfront payment which was paid on July 20, 2015, and the balance once New Gold’s capital spending on the Project is sixty percent complete. New Gold will deliver to RGLD Gold 6.50% of gold produced from the Project until 230,000 ounces have been delivered, and 3.25% thereafter. New Gold will deliver to RGLD Gold 60.0% of silver produced from the Project, until 3,100,000 ounces have been delivered, and 30.0% thereafter. Royal Gold will pay New Gold 25.0% of the spot price at the time of delivery of such gold and silver.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 20, 2015 regarding New Gold Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: July 21, 2015	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 20, 2015 regarding New Gold Transaction.

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